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Exhibit 23.1

Consent of Arthur Andersen LLP
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-82327.


ARTHUR ANDERSEN LLP
Los Angeles, California
April 5, 2000